SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   June 27, 2003

NETLOJIX COMMUNICATIONS, INC.

 (Exact Name of Registrant as Specified in its Charter)

 Delaware

 (State or Other Jurisdiction of Incorporation)

 0-27580                                    87-0378021

 (Commission File Number)                 (I.R.S. Employer Identification No.)

 501 Bath Street, Santa Barbara, California              93101

 (Address of Principal Executive Offices)             (Zip Code)

 (805) 884-6300

 (Registrant's Telephone Number, Including Area Code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

As previously reported, on December 28, 2002, NetLojix Communications, Inc. ("NetLojix") entered into an Agreement and Plan of Merger (the "merger agreement") with NetLojix Acquisitions Corporation ("NAC").  NAC was owned and controlled by Anthony E. Papa and James P. Pisani, NetLojix's Chief Executive Officer and President, respectively (together, the "Executives").  The merger agreement provided for the merger of NAC with and into NetLojix, with NetLojix as the surviving corporation (the "merger").

On May 30, 2003, NetLojix filed with the Securities and Exchange Commission its definitive proxy statement in connection with the special meeting at which its stockholders considered a proposal to adopt the merger agreement and approve the merger.  At the special meeting of stockholders, which was held on June 26, 2003, NetLojix's stockholders voted to adopt the merger agreement and approve the merger.

Immediately after the special meeting of stockholders, the Executives each transferred 856,563 shares of NetLojix common stock to NAC so that, immediately prior to the merger, NAC owned 1,713,126 shares of NetLojix common stock, representing approximately 11.7% of the 14,695,149 shares of NetLojix common stock then outstanding.

The merger became effective on June 27, 2003, when a Certificate of Merger was filed with the Secretary of State of the State of Delaware (the "effective time"). Pursuant to the merger agreement, at the effective time, NAC was merged with and into NetLojix, with NetLojix surviving the merger, and each issued and outstanding share of NetLojix common stock was converted into the right to receive $0.02 in cash without interest (the "merger consideration"), except that: (i) shares of NetLojix common stock held as treasury stock immediately prior to the effective time were canceled without any payment therefor; (ii) shares of NetLojix common stock held by NAC immediately prior to the effective time of the merger were canceled without any payment therefor; and (iii) shares of NetLojix common stock held by stockholders who perfect their appraisal rights will not receive the merger consideration but instead will be subject to appraisal in accordance with Delaware law.  Also at the effective time, the outstanding common stock of NAC (all of which was owned by the Executives) was converted into common stock of NetLojix.  As a result, all of the common stock of NetLojix is now owned by the Executives.  All outstanding stock options were cancelled as of the effective time. Shares of NetLojix's Series A Convertible Preferred Stock continue to be held by Tommy Lin and Patrick Lin, although the terms of such preferred stock were modified as part of the merger.

DTL One, LLC, a Nevada limited liability company owned and controlled by Jeffrey J. Jensen ("DTL"), has financed the payment of the merger consideration and related expenses by NAC.  DTL is NetLojix's current secured lender.  As of March 31, 2003, NetLojix owed DTL approximately $1,200,000 pursuant to its secured loan agreement. DTL will advance NetLojix up to an additional $300,000 for payment of the merger consideration and related expenses. This amount will be combined with the balance outstanding under the NetLojix loan, and the resulting amount will be amortized over a five-year period commencing on the closing date of the merger. NetLojix will pay interest on all amounts owed to DTL at a rate of 7% initially, but rising to 10% over the repayment term.

NetLojix filed a certification and notice of termination of registration on Form 15 with the Securities and Exchange Commission on June 27, 2003.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

            The disclosure set forth under Item 1. above is incorporated herein by this reference.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 27, 2003, NetLojix disseminated a press release with respect to the closing of the merger and related matters. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c)   EXHIBITS.

99.1     Press Release, dated June 27, 2003, of NetLojix.

        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOJIX COMMUNICATIONS, INC.

Dated: June 27, 2003	By: /s/ ANTHONY E. PAPA
Anthony E. Papa
Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number                                                             Description

99.1                 Press Release, dated June 27, 2003, of NetLojix.